Exhibit 23.1

CONSENT

We have authorized and hereby consent to the inclusion in this Form 20-F registration statement filed by Globetech Ventures Corp., the audited financial statements for the year ended September 30, 2004 in the form and context in which they appear.

Respectfully Submitted,

\s\ MacKay LLP, Chartered Accountants

Vancouver, British Columbia, Canada

February 3, 2005

{2189/01/00083900.DOC; 1}